UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 5, 2025

Avis Budget Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10308	06-0918165
(State or Other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

379 Interpace Parkway Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	CAR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Second Amendment to Fourth Amended and Restated Cooperation Agreement

On September 5, 2025, Avis Budget Group, Inc. (the “Company”) entered into a second amendment (the “Amendment”) to the Fourth Amended and Restated Cooperation Agreement, dated as of December 23, 2022 (the “Fourth A&R Cooperation Agreement”), among the Company, SRS Investment Management, LLC and certain of its affiliates (together, “SRS”). The Amendment revises the voting cap on voting securities beneficially owned by SRS from 35% to 45% such that any voting securities beneficially owned by SRS in excess of this cap shall be voted in the same proportion as the votes cast by the Company’s other stockholders.

Pursuant to the Amendment, the size of the Company’s board of directors (the “Board”) will be fixed at five (5) or six (6) directors (the “Board Size Cap”) so long as SRS continues to beneficially own at least 10% of the Company’s voting securities. In the event a director unaffiliated with SRS ceases to serve on the Board, the Board will act expeditiously to appoint a replacement director unaffiliated with SRS.

The Amendment further provides that no more than two (2) directors of the Company may be affiliates of SRS. If SRS transfers voting securities of the Company to a holder of 10% or more of the Company’s voting securities, the Board Size Cap will fall away but no more than one-third (1/3) of the Board or two (2) directors, whichever is greater, may be affiliated with SRS and/or a 10% holder.

The Amendment further provides that, unless previously approved by a majority of directors unaffiliated with SRS or with a holder of 10% or more of the Company’s voting securities, SRS (and its subsequent 10% transferees) may not transfer, shares to any person who beneficially owns, or would beneficially own following such transfer, 10% or more of the Company’s voting securities unless prior to such transfer, such person agrees pursuant to a written agreement with the Company (i) to be treated as an “interested stockholder” pursuant to Section 203 of the Delaware General Corporation Law for a five-year period beginning on the date such person becomes a 10% holder as a result of acquiring shares from SRS, and (ii) to vote all of its shares in favor of maintaining the Board composition provisions described above for a five-year period beginning on the date such person becomes a 10% holder as a result of acquiring shares from SRS. These aforementioned obligations extend to such 10% holder’s transferees, successors and assigns.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Second Amendment, dated as of September 5, 2025, to the Fourth Amended and Restated Cooperation Agreement, dated as of December 23, 2022, by and among Avis Budget Group, Inc., SRS Investment Management, LLC and certain of its affiliates.
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.

Date: September 8, 2025	By:	/s/ Jean M. Sera
	Name:	Jean M. Sera
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary